Execution Copy

Second Amendment To Amended and
Restated Credit Agreement and Waiver

This Second Amendment To Amended and Restated Credit Agreement and Waiver (this “Amendment”) is entered into as of November 4, 2008, by and among Apio, Inc., a Delaware corporation (“Borrower”), and Wells Fargo Bank, National Association (“Bank”).

Recitals

Whereas, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement, dated as of November 1, 2005, by and among Borrower and Bank (as amended, modified and/or supplement from time to time, the “Credit Agreement”).

Whereas, Landec Corporation, a California corporation (“Original Parent”) is a party to that certain Continuing Guaranty, dated as of November 1, 2005, executed by Original Parent (as “Guarantor”) in favor of Bank (as amended, modified and/or supplement from time to time, the “Continuing Guaranty”), which Continuing Guaranty was delivered to Bank in connection with the Credit Agreement.

Whereas, Original Parent is a party to that certain Subordination Agreement, dated as of September 1, 2004, by and among Borrower, Original Parent (as “Creditor”) and Bank (as amended, modified and/or supplement from time to time, the “Subordination Agreement”), which Subordination Agreement was delivered to Bank in connection with the Credit Agreement.

Whereas, Original Parent is a party to that certain Licensor Agreement, dated as of September 1, 2004, executed by Original Parent (as “Licensor”) in favor of Bank (as amended, modified and/or supplement from time to time, the “Licensor Agreement”), which Licensor Agreement was delivered to Bank in connection with the Credit Agreement.

Whereas, Borrower has informed Bank that Original Parent intends to consummate a merger (the “Landec Merger”) with a newly formed Delaware corporation named Landec Corporation, a Delaware corporation (“Parent”) and, following the Landec Merger, Original Parent shall merge into Parent, Parent shall be the surviving entity and Original Parent shall cease to exist.

Whereas, Borrower has further informed Bank that following the Landec Merger, Parent shall assume and perform all of Original Parent’s agreements, obligations and duties to Bank, including, without limitation, all of Original Parent’s obligations, duties, contracts and agreements under the Guaranty, the Subordination Agreement and the Licensor Agreement.

Whereas, since Original Parent shall cease to exist following the Landec Merger, an Event of Default will arise under Section 7.1(r) of the Credit Agreement (the “Merger Default”).

Whereas, Bank has agreed to waive the Merger Default and Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect such changes.

Now, Therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Definitions.  Each capitalized term used and not otherwise defined herein has the meaning ascribed thereto in the Credit Agreement.

2. Waiver.  Subject to the satisfaction of the conditions precedent set forth in Section 7 hereof, Bank hereby agrees that the Merger Default, if any, under Section 7.1(r) of the Credit Agreement directly resulting from the Landec Merger shall be deemed waived.  The waiver set forth herein shall not extend to any matters other than as set forth in this Section 2.

3. Amendments to Credit Agreement.   Subject to the satisfaction of the conditions precedent set forth in Section 7 hereof Section 1.1 of the Credit Agreement is hereby amended and follows:

(a) the definitions of “Guarantor(s)”, “Line of Credit Maturity Date”, “Licensor Agreement”, “Parent” and “Subordination Agreement” as found in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Guarantor(s)” means Original Parent, Parent and any other Person now or hereafter guarantying the Obligations or assuming any obligations under any Guaranty.

“Licensor Agreement” means that certain Licensor Agreement, dated as of September 1, 2004, executed by Original Parent in favor of Bank, with respect to all licensing agreements between Original Parent, Parent and Borrower.

“Line of Credit Maturity Date” means August 31, 2009.

“Parent” means Landec Corporation, a Delaware corporation.

“Subordination Agreement” means the Subordination Agreement of even date herewith, among Original Parent, Bank and Borrower, and any other subordination agreement accepted by Bank from time to time.

(b) the following definition of “Original Parent” is hereby added to the Section 1.1 of the Credit Agreement in alphabetical order:

“Original Parent” means Landec Corporation, a California corporation.

Borrower and Bank hereby confirm and agree that the references to “Parent” in the provisions of Section 6.1 of the Credit Agreement regarding the financial statements to be provided to Bank shall be deemed to mean “Original Parent” for the period up to the Landec Merger and shall be deemed to mean the “Parent” for all periods following the date of the Landec Merger.

(c) Schedules 5.1, 5.2, 5.5, 5.11, 6.4 and 6.5 to the Credit Agreement are each replaced in their entirety with the corresponding Schedule attached hereto as Exhibit C and all references in the Credit Agreement and the other Loan Documents to any such Schedule shall be interpreted as a reference to the corresponding Schedule hereto.

4. Assumption.  Immediately following the consummation of the Landec Merger, Borrower shall cause Parent to execute and deliver to Bank the following: (i) the Assumption and Consent Agreement attached hereto as Exhibit A whereby Parent confirms its agreement to assume and be bound by all of Original Parent’s obligations and duties under each of the Continuing Guaranty, Subordination Agreement and Licensor Agreement; (ii) a Secretary’s Certificate from Parent attaching certified copies of (a) a recent good standing certificate for Parent from the Secretary of State of Delaware and (b) copies of Parent’s certificate of incorporation and by-laws; (iii) an incumbency certificate for the officer executing the Assumption and Consent Agreement; and (iv) a corporate resolution from Parent authorizing the execution and delivery of the Assumption and Consent Agreement and the transactions contemplated therein.

5. Survival of Terms; Interpretation.  Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  This Amendment and the Credit Agreement shall be read together, as one document.  The Recitals hereto, including the terms defined therein, are incorporated herein by this reference and acknowledged by Borrower to be true, correct and accurate.

6. Representations, Warranties and Covenants.  Borrower hereby remakes all representations and warranties contained in the Credit Agreement (except to the extent that such representations and warranties relate solely to an earlier date and after giving effect to the amendments to the Credit Agreement set forth in this Amendment) and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment (after giving effect to the waiver set forth in Section 2 hereof) there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

7. Effective Date.  This Amendment will become effective as of the date first set forth above (the “Effective Date”), provided that all of the following conditions precedent have been satisfied on or before November 6, 2008:  (a) Bank shall have received a duly executed original (or, if elected by Bank, an executed facsimile copy, to be followed promptly by delivery of an executed original) of this Amendment, executed by Borrower; (b) Bank shall have received a duly executed original (or, if elected by Bank, an executed facsimile copy, to be followed promptly by delivery of an executed original) of the Assumption and Consent Agreement in the form attached hereto as Exhibit A, executed by Parent in favor of Bank; (c) Bank shall have received a duly executed original (or, if elected by Bank, an executed facsimile copy, to be followed promptly by delivery of an executed original) of the Second Modification to Line of Credit Note in the form attached hereto as Exhibit B, executed by Borrower; (c) all of the representations and warranties contained herein (or incorporated herein by reference) are true and correct as of the Effective Date.

8. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

9. Severability.  If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement.

10. Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of California.

11. Non-Impairment.  Except as expressly provided herein, nothing in this Amendment shall alter or affect any provision, condition, or covenant contained in the Loan Documents or affect or impair any rights, powers, or remedies of Bank, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly modified hereby.

[Signatures on Next Page]

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

Apio, Inc.		Wells Fargo Bank,
National Association

By:		By:
	Kathleen Morgan	Tim Palmer
	Chief Financial Officer	Vice President